Filed by Benihana Inc.

Pursuant to Rule 425 under the Securities Act of
1933 and deemed filed pursuant to Rule 14a-6
of the Securities Exchange Act of 1934

Subject Company:  Benihana Inc.

Registration Statement File No.: 333-176842

Benihana Inc. Sends Letter to Stockholders

Board Urges Stockholders to Not Be Misled by Benihana of Tokyo, Inc. (BOT) and to Vote the WHITE Proxy Card in Favor of the Reclassification Proposal to Ensure Benihana Can Continue to Build on Its Positive Momentum

MIAMI, October 31, 2011 -- Benihana Inc. (NASDAQ: BNHN; BNHNA), operator of the nation's largest chain of Japanese theme and sushi restaurants, today sent a letter to stockholders urging them to vote for the Company’s reclassification proposal, which if approved by stockholders will reclassify each share of the Company’s Class A Common Stock into one share of Common Stock.

The full text of the letter is as follows:	October 31, 2011

Dear fellow Benihana stockholders:

Your Board of Directors and management team are entirely focused on a single objective: to grow the value of your investment in Benihana.  And the strategy we are executing continues to have success in this regard: your company continues to demonstrate its operational strength and financial growth each quarter.

To reiterate: Benihana recently reported its twenty-first consecutive four-week period, and its seventh consecutive quarter, of comparable restaurant sales growth.  The value created has resulted in a year-to-date increase of 23.7% and a one-year increase of 17.3% for Benihana’s Common Stock as of October 28, 2011.

These results highlight the Board’s and management team’s commitment to building continued and sustained growth for the Company, and their ability to deliver not only from an operational perspective, but also in creating value for you – its stockholders.  In addition, the Company’s recent active investor relations program has resulted in increased financial community attention for the Benihana success story, including positive new sell-side coverage.

Having taken the right steps operationally, our company now needs to take the right steps to create value from its capital structure.  Your Board believes that its reclassification proposal (the “Reclassification”), which will simplify the Company’s capital structure by reclassifying each share of Class A Common Stock into one share of Common Stock, will enable the Company to continue building on our strong momentum.

VOTE THE WHITE CARD TO SEND THE MESSAGE THAT YOU WANT OUR COMPANY TO CONTINUE REALIZING ITS POTENTIAL VALUE

Unfortunately, one of our stockholders – Benihana of Tokyo, Inc. (“BOT”) – has consistently opposed each major initiative our Board has proposed to stockholders over the past few years.  Now, once again, BOT has decided to embark on a campaign to defeat the Reclassification and discredit your Board and its intentions.

Simply put, BOT is a single stockholder whose sole objective is to protect its 26.8% voting position, while it only has approximately 12.1% of the total equity  – an objective that is contrary to the Company’s and its stockholders’ best interests.  What BOT’s actions have made very clear is that it is looking out for its own interest and nothing else.

BOT’s behavior unfortunately follows what is by now a very well-worn pattern of hindering value creation. BOT has consistently, over a period of years, opposed the Company’s proposals.  One of the most recent and striking examples was its approach to the recent strategic alternatives process.  While your Board was remaining focused on seeking to maximize value for all stockholders, we believe that BOT undertook a course of action to disparage Benihana in an effort to undermine a possible sale.

DO NOT BE MISLED BY THE GOLD CARD - BENIHANA OF TOKYO, INC. (BOT) IS NOT YOUR COMPANY AND DOES NOT REPRESENT YOUR COMPANY’S POSITION.

BOT IS A STOCKHOLDER WITH A SIMPLE AGENDA: TO PROTECT ITS 26.8% VOTING POSITION

The truth is equally clear: the overwhelming majority of our stockholders who voted at the special meeting that was held in September and who were not affiliated with BOT decisively supported the Reclassification proposal.  In fact, excluding BOT votes, over 82% of votes cast by holders of Common Stock were in favor of the proposal.

These results clearly demonstrate that non-BOT stockholders understand the advantages we believe the Reclassification would provide, which include:

•	Improved liquidity and enhanced quality of trade execution by aggregating the volume of common shares traded, thereby removing a possible impairment to efficient trading of our stock.

•
Alignment of voting rights with economic ownership by eliminating the disparity between voting interests and economic interests, and therefore, potentially making our Common Stock a more attractive investment.

•
Increased attractiveness to institutional investors. The Reclassification could address complexity and liquidity concerns that institutional investors typically express and may make Common Stock more attractive to institutional investors.

•
Improved transparency and elimination of investor confusion.  Following BFC’s conversion of its remaining Series B Preferred Stock into Common Stock, the Reclassification will allow the Company to operate with a single class of stock going forward, thereby significantly simplifying the Company’s capital structure.  In doing so, the Company will eliminate potential investor confusion, including confusion as to the calculation of our total market capitalization, shares outstanding, and earnings-per-share.

•
Increased flexibility for future strategic opportunities. The simplified structure could provide increased flexibility to use equity as acquisition currency for possible future acquisitions, as well as for possible future offerings of our capital stock to potential investors.

Once again, BOT is seeking to deny the clearly expressed will of the other stockholders, by blocking the Reclassification proposal that will allow your Company to continue enhancing value for its stockholders.

DON’T ALLOW BOT TO CONTINUE FRUSTRATING THE WILL OF THE OTHER STOCKHOLDERS: THE PROPOSED RECLASSIFICATION IS IN THE BEST INTEREST OF ALL STOCKHOLDERS

VOTING THE WHITE PROXY CARD WILL ALLOW YOUR COMPANY TO CONTINUE TO UNLOCK VALUE FOR ITS STOCKHOLDERS

In light of the resounding endorsement from non-BOT stockholders at the special meeting held in September, we believe it is important to give our stockholders another opportunity to demonstrate their support for this proposal at a new special meeting, which we intend to hold on November 17, 2011.

The reason for holding a special meeting in advance of the Company’s annual meeting is simple.  We believe that the potential for stockholder confusion grows significantly if stockholders are asked to vote on the Reclassification at the same time as also voting on potential director nominees for two different scenarios – depending on whether the Reclassification is successful. The special meeting confers no advantage or disadvantage to the Company or any particular stockholder in terms of vote.

YOUR COMPANY’S CONTINUED MOMENTUM DEPENDS ON YOUR VOTE
 SIGN, DATE, AND RETURN THE WHITE PROXY TODAY,
EVEN IF YOU VOTED ALREADY ON A CARD OF ANOTHER COLOR

Your Board has continued to demonstrate that it is taking decisive actions in an effort to ensure your Company’s growth and enhance value for its stockholders.  Now is the time to send a message of support for a proposal that will simplify the capital structure, improve transparency and liquidity, increase flexibility to pursue strategic opportunities, and strengthen corporate governance.

Your vote is important regardless of the number of shares you own.  Please take the time to vote today.  Even if you have already voted, please take a moment right now to sign, date, and return the enclosed WHITE proxy card, and please discard any gold (or other) proxy cards you receive.  Your latest dated proxy is the one that counts!

If your shares are registered in your own name, please sign, date and mail the enclosed WHITE proxy card to Georgeson in the self-addressed, stamped envelope provided. If your shares are held in the name of a brokerage firm, bank nominee or other institution, please sign, date and mail the enclosed WHITE proxy card in the self-addressed, stamped envelope provided. If you have any questions or need assistance in voting your shares, please contact our proxy solicitor at the following:

199 Water Street, 26th Floor
New York, NY  10038
Stockholders Call Toll-Free (888) 549-6618

With appreciation for your investment in, and support for Benihana,

Richard C. Stockinger
Chairman, Chief Executive Officer, and President

Safe Harbor Statement

Except for the historical matters contained herein, statements in this letter are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of Benihana, including, without limitation: risks related to Benihana's business strategy, including the Renewal Program and marketing programs; risks related to Benihana's ability to operate successfully in the current challenging economic environment; risks related to Benihana's efforts to strengthen its Benihana Teppanyaki concept and build its RA Sushi and Haru brands; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. Past performance may not be indicative of future results. Although Benihana believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. In addition to the risks and uncertainties set forth above, investors should consider the risks and uncertainties discussed in Benihana's filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading "Risk Factors" in such filings. Benihana does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Additional Information

On September 15, 2011, Benihana filed with the Securities and Exchange Commission a Registration Statement on Form S-4, which has since been declared effective by the Securities and Exchange Commission. The Registration Statement on Form S-4 contains a proxy statement/prospectus which describes the proposed reclassification. Stockholders of Benihana are advised to read the proxy statement/prospectus, because it contains important information. Such proxy statement/prospectus and other relevant documents may be obtained, free of charge, on the Securities and Exchange Commission's website (http://www.sec.gov) or from Benihana at the Investor Relations section of www.benihana.com/about or by contacting the Company by telephone at (305) 593-6770 (Attention: General Counsel).

Benihana and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed reclassification. The participants in such solicitation may include Benihana’s executive officers and directors. Further information regarding persons who may be deemed participants is available in Benihana's proxy statement/prospectus.

Media Contacts

Jeremy Fielding / Anntal Silver
Kekst and Company
(212) 521-4800